FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MAY 31, 2016

Midlothian, TX. June 27, 2016 — Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2016. Highlights include:

•	The Company completed the sale of the Apparel Segment to Gildan for $110.0 million.
•	Print sequential gross profit margin increased from 27.7% to 29.5% on a sequential quarter basis.
•	Diluted earnings per share from operations (continued and discontinued) remained constant at $0.36.
•	Diluted earnings per share from continuing operations decreased from $0.34 to $0.26.

Financial Overview

As previously announced, the Company completed the sale of its apparel business to Gildan Activewear on May 25, 2016. Based on closing date working capital, which is subject to audit, the all cash purchase price for the apparel business was $110.0 million. The results of the apparel segment have been accounted for as discontinued operations for the quarter ended May 31, 2016, and comparable prior year results have been restated to reflect this accounting.

The Company’s net sales from continuing operations for the quarter ended May 31, 2016 were $90.4 million compared to $96.8 million for the same quarter last year, a decrease of 6.6%. Gross profit margin (“margin”) for continuing operations was $26.7 million for the quarter, or 29.5%, as compared to 27.7% for the sequential quarter and 31.0% for the same quarter last year. Diluted earnings per share from continuing operations for the quarter were $0.26, compared to $0.34 for the same quarter last year. Earnings from discontinued operations during the quarter were $0.10, compared to $0.02 for the same quarter last year. The combined results for continued and discontinued operations were $0.36 per diluted share for both the quarter and the comparable quarter last year. The net loss arising from the sale of the Company’s apparel operations during the quarter, net of tax, was $26.0 million, or ($1.01) per share, which included the write-off of the Company’s balance of foreign currency translation adjustments recorded in accumulated other comprehensive income of $16.0 million, or $10.3 million, net of taxes. As a result, for the quarter the Company realized a net loss of ($16.9) million, or ($0.65) per diluted share compared to net earnings of $9.2 million, or $0.36 per diluted share for the same quarter last year.

Non-GAAP Reconciliations

The Company believes the non-GAAP financial measure of adjusted EBITDA (adjusted EBITDA is calculated as net earnings from continuing operations before interest, taxes, depreciation, and amortization) provides important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. The Company believes adding back the specified items to net earnings provides a more meaningful comparison to the corresponding reported periods and internal budgets and forecasts, provides management with a more relevant measurement of operating performance and yields metrics which are more useful in assessing management performance. In addition, adjusted EBITDA is a component of the financial covenants and an interest rate metric in the Company’s credit facility. While management believes this non-GAAP financial measure is useful in evaluating Ennis, this information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP.

During the quarter, the Company generated adjusted EBITDA from continuing operations of $13.8 million compared to $16.9 million for the comparable quarter last year.

The following table reconciles adjusted EBITDA from continuing operations, a non-GAAP financial measure, to the most comparable GAAP measure, net earnings from continuing operations (dollars in thousands).

	Three months ended
	May 31,
	2016	2015
Net earnings from continuing operations	$6,683	$8,763
Income tax expense	3,925	5,147
Interest expense	2	3
Depreciation and amortization	3,142	2,938

Adjusted EBITDA from continuing operations (non-GAAP)	$13,752	$16,851

% of sales	15.2%	17.4%

Keith Walters, Chairman, Chief Executive Officer and President, commented by stating, “We are pleased that we were able to close the sale of the apparel business within the first quarter. The completion of this transaction will allow us to focus on our core print business, including pursuing acquisitions that fit our corporate strategy. As previously announced, in connection with the sale the Company declared a one-time cash dividend of $1.50 per share to shareholders of record on July 11, 2016, which is payable on August 8, 2016.

The print performance for the quarter, while improving over the sequential quarter’s results, did not meet the expectations we have for this business. Operational results for the quarter were impacted by the unavoidable relocation of our Folder Express operations from Omaha, Nebraska to Columbus, Kansas, which was implemented last quarter. The start-up training process for the labor force has impacted efficiencies, and we estimate the loss of efficiencies associated with the move impacted our financial performance by approximately $1.6 million for the quarter. While we have seen improvements in this operation, we continue to expect this move will impact our financial performance in the short term. However, we continue to be pleased with the integration of recent acquisitions and the margins of print operations as a whole. I would also like to remind our shareholders that our annual shareholders’ meeting is scheduled for July 21, 2016. I hope to see you there.”

About Ennis

Since 1909, Ennis, Inc. has primarily engaged in the production and sale of business forms and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors. Ennis manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes, tags and labels and other custom products. For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a competitive environment, the Company’s ability to adapt and expand its services in such an environment and the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 29, 2016. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

Ennis, Inc.

Condensed Consolidated Financial Information

(In thousands, except share and per share amounts)

	Three months ended May 31,
	2016	2015
Condensed Consolidated Operating Results
Revenues	$90,410	$96,769
Cost of goods sold	63,716	66,805

Gross profit margin	26,694	29,964
Operating expenses	16,077	16,051

Operating income	10,617	13,913
Other expense	9	3

Earnings from continuing operations before income taxes	10,608	13,910
Income tax expense	3,925	5,147

Earnings from continuing operations	6,683	8,763
Income from discontinued operations, net of tax	2,481	408
Loss on sale of discontinued operations, net of tax	(26,042)	—

Net earnings (loss)	$(16,878)	$9,171

Weighted average common shares outstanding
Basic	25,783,770	25,586,596

Diluted	25,783,770	25,599,055

Earnings (loss) per share — basic and diluted
Earnings per share on continuing operations	$0.26	$0.34
Earnings per share on discontinued operations	0.10	0.02

	0.36	0.36
Loss per share on sale of discontinued operations	(1.01)	—

Net earnings (loss)	$(0.65)	$0.36

	May 31, 2016	February 29, 2016
Condensed Consolidated Balance Sheet Information
Assets
Current assets
Cash	$122,421	$7,957
Accounts receivable, net	35,979	36,546
Inventories, net	27,588	27,619
Other	13,474	6,359
Current assets of discontinued operations	—	100,494

	199,462	178,975

Property, plant & equipment	49,957	50,791
Other	116,160	117,075
Long-term assets of discontinued operations	—	46,337

	$365,579	$393,178

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$12,425	$13,738
Accrued expenses	12,830	14,167
Current liabilities from discontinued operations	—	12,495

	25,255	40,400

Long-term debt	35,000	40,000
Other non-current liabilities	14,885	14,232

Total liabilities	75,140	94,632

Shareholders’ equity	290,439	298,546

	$365,579	$393,178

	Three months ended May 31,
	2016	2015
Condensed Consolidated Cash Flow Information
Cash provided by operating activities	$15,047	$29,998
Cash provided by (used in) investing activities	106,037	(1,203)
Cash used in financing activities	(6,620)	(25,496)
Effect of exchange rates on cash	—	(332)

Change in cash	114,464	2,967
Cash at beginning of period	7,957	13,357

Cash at end of period	$122,421	$16,324

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